SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 22, 2003

Date of Report (date of earliest event reported)

NANOGEN, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

10398 Pacific Center Court

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (858) 410-4600

N/A

(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure

On May 21, 2003, we issued a press release announcing that Gerard A. Wills, our Vice President, Chief Financial Officer and Treasurer will leave Nanogen.  The press release also announced that David G. Ludvigson, a member of Nanogen’s Board of Directors, has joined the Company as its Senior Vice President responsible for corporate strategy, financial functions, and corporate development, including merger and acquisition activities. Mr. Wills will remain with the Company for a short transition period after which Mr. Ludvigson will become the Chief Financial Officer.

A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2003	NANOGEN, INC.

/s/ HOWARD C. BIRNDORF
Howard C. Birndorf
Chief Executive Officer